SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                TREND LINES, INC
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.
[ ]     $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:
               -----------------------------------------------------------------
        2)     Aggregate number of securities to which transaction applies:
               -----------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):
               -----------------------------------------------------------------
        4)     Proposed maximum aggregate value of transaction:
               -----------------------------------------------------------------
        5)     Total fee paid:
               -----------------------------------------------------------------

        Fee paid previously with preliminary materials.
        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:
        ------------------------------------------------------------------------
        2)     Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
        3)     Filing Party:
        ------------------------------------------------------------------------
        4)     Date Filed:
        ------------------------------------------------------------------------

                   Notice of Annual Meeting of Stockholders of
                                Trend-Lines, Inc.
                           To Be Held on July 17, 1996


     The Annual Meeting of Stockholders of Trend-Lines, Inc. will be held on July 17, 1996 at 11:00 a.m., local time, at the offices of the Company, 135 American Legion Highway, Revere, Massachusetts 02151 for the following purposes:

     1. To elect seven (7) directors to serve for the ensuing year and until their successors are duly elected.

     2. To consider and act upon a proposal to amend the Restated Articles of Organization of the Company to eliminate certain supermajority voting provisions, and thereby permit approval of certain actions by holders of a majority of the outstanding voting power.

     3. To consider and act upon a proposal to amend the terms of the Class B Common Stock to provide that shares of Class B Common Stock surrendered upon conversion into Class A Common Stock are restored to the status of authorized but unissued stock, available for reissuance in connection with certain dividends and other distributions of capital stock.

     4 To consider and act upon any matters incidental to the foregoing purposes and any other matters which may properly come before the Meeting or any adjourned session thereof.

     The Board of Directors has fixed June 5, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting.

     You are cordially invited to attend the Meeting.

                                         By Order of the Board Of
                                         Directors

                                         /s/ Howard L. Levin, Clerk

                                         Howard L. Levin, Clerk

Boston, Massachusetts
June 21, 1996


                             YOUR VOTE IS IMPORTANT

- --------------------------------------------------------------------------------

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE CLERK OF THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

- --------------------------------------------------------------------------------

                                TREND LINES, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On July 17, 1996


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Trend-Lines, Inc., a Massachusetts Corporation (the "Company"), with its principal executive offices at 135 American Legion Highway, Revere, Massachusetts 02151 for use at the Annual Meeting of Stockholders to be held on July 17, 1996, and at any adjournment or adjournments thereof (the "Meeting"). The enclosed proxy relating to the Meeting is solicited on behalf of the Board of Directors of the Company and the cost of such solicitation will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to stockholders on or about June 21, 1996. Certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone or in person, without extra compensation. The Company may also pay to banks, brokers, nominees and certain other fiduciaries their reasonable expenses incurred in forwarding proxy material to the beneficial owners of securities held by them.

     Only stockholders of record at the close of business on June 5, 1996 will be entitled to receive notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 6,252,965 shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and 3,193,943 shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Company.

     The holders of Class A Common Stock are entitled to one vote per share, and the holders of Class B Common Stock are entitled to ten votes per share, with the holders of both classes of Common Stock voting together as a single class. The directors of the Company will be elected by a plurality of the votes cast. Approval of the amendments to the Restated Articles of Organization described in Proposals No. 2 and 3 require the affirmative vote of two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

     The enclosed proxy, if executed and returned, will be voted as directed on the proxy or, in the absence of such direction, for the election of the nominees as directors and for Proposals No. 2 and 3 below. If any other matters shall properly come before the Meeting, the enclosed proxy will be voted by the proxies in accordance with their best judgment. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended March 2, 1996, including financial statements audited by Arthur Andersen LLP, is being mailed to each of the stockholders simultaneously with this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     At the Meeting, seven directors are to be elected to serve until the 1997 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The persons listed below in the following table have been nominated by the Nominating Committee of the Board of Directors for election as directors.

     All nominees are currently directors of the Company. It is the intention of the persons named as proxies to vote for the election of the nominees. In the unanticipated event that any such nominee should be unable to serve, the persons named as proxies will vote the proxy for such substitutes, if any, as the Nominating Committee may designate. The nominees have not been nominated pursuant to any arrangement or understanding with any person.

     The following table sets forth certain information with respect to the nominees.


                                                                             Director
Name                                 Age     Position                         Since

Stanley D. Black(1)(3).......        59      Chairman of the Board,            1981
                                               President and Chief
                                               Executive Officer

Karl P. Sniady...............        43      Executive  Vice  President,       1995
                                               Finance   and   Operations,
                                               Chief   Financial   Officer
                                               and Director

Ronald L. Franklin(2)(3).....        50      Vice President, Finance,          1994
                                               Treasurer and Director

John A. McGregor.............        46      Vice President, Golf              1994
                                               Day Merchandising
                                               and Director

Norman W. Zagorsky...........        58      Vice President, Trend-            1994
                                               Lines Merchandising
                                               and Director

Merrill Zenner(1)(2).........        59      Director                          1994

Richard A. Mandell(2)........        56      Director                          1995


- -------------------

(1)  Member of the Company's Compensation and Stock Option Committee.
(2)  Member of the Company's Audit Committee.
(3)  Member of the Company's Nominating Committee.

     Stanley D. Black, founder of the Company, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its organization in 1981.

     Karl P. Sniady, a Director of the Company since October, 1995, has been Executive Vice President of the Company since June 1995. From 1990 to 1995, Mr. Sniady was Chief Financial Officer of Auto Source, Inc., an automotive after-market retailer and subsidiary of Canadian Tire. From 1985 to 1990, Mr. Sniady was Chief Financial Officer of Makro, Inc., a supercenter chain of stores which was acquired by Kmart.

     Ronald L. Franklin, a Director of the Company since May 1994, has been Vice President, Finance since March 1987. From February 1985 until March 1987, Mr. Franklin served as Controller of the Company, and he has also served as Treasurer since April 1994.

     Norman W. Zagorsky, a Director of the Company since May 1994, has been Vice President, Trend-Lines Merchandising since March 1987. From January 1984 until February 1987, Mr. Zagorsky served as General Manager of the Company.

     John A. McGregor, a Director of the Company since May 1994, has been Vice President, Golf Day Merchandising since August 1993. From April 1987 until July 1993, Mr. McGregor served as Vice President, Development of the Company.

     Merrill Zenner has served as a Director of the Company since June 1994. For more than the past five years, Mr. Zenner has been Chairman and Chief Executive Officer of The Reliable Corporation, a catalog and retail store distributor of business supplies, which sold its catalog operations in 1994. The remaining business, Office 1 Superstores, is a retail chain located in the Midwest.

     Richard A. Mandell, a Director of the Company since October 1995, has been Vice President -- Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, since January 1996. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. Mr. Mandell is also a director of U.S.A. Detergents, Inc. and Sbarro, Inc.

Meetings of the Board of Directors and Committees

     The Board of Directors of the Company held seven meetings during the fiscal year ended March 2, 1996. The Board of Directors acted on one occasion by unanimous written consent in lieu of special meetings. Each director, except Mr. Sandleitner, attended at least 75% of the aggregate number of all meetings of the Board of Directors and committees of which he was a member during such fiscal year.

     The Board of Directors has an Audit Committee, formed in July 1994, currently composed of Messrs. Zenner, Mandell and Franklin. The functions performed by this Committee include recommending to the Board of Directors the engagement of the independent auditors, reviewing the scope of internal controls and reviewing the implementation by management of recommendations made by the independent auditors. The Audit Committee met twice in fiscal 1995.

     Until July 19, 1995, the Board of Directors had a separate Compensation Committee, formed in July 1994, and a separate Stock Option Committee, formed in September 1993. On July 19, 1995, the Company's Compensation Committee and Stock Option Committee were combined into a single Compensation and Stock Option Committee, composed of Messrs. Black and Zenner. The functions of the Compensation and Stock Option Committee combined the previous functions of the Compensation Committee and Stock Option Committee, described below. The Compensation and Stock Option Committee met once in fiscal 1995.

     The Compensation Committee was comprised of Messrs. Black, Zenner and Ricken until March 11, 1995, when Mr. Ricken resigned as a member of the committee. The functions of the Compensation Committee included the review of existing and proposed employment arrangements and making recommendations to the Board of Directors with respect to all forms of remuneration to any officer or director of the Company. The Compensation Committee did not meet in fiscal 1995.

     The Stock Option Committee was composed of Messrs. Black and Ricken until March 11, 1995, when Mr. Ricken resigned as a member of the committee. The Stock Option Committee was responsible for making determinations with respect to all matters pertaining to the grant of stock options under the Company's stock option plans. The Stock Option Committee did not meet in fiscal 1995.

     The Board of Directors has a Nominating Committee, formed in May 1994, currently composed of Messrs. Black and Franklin. The Nominating Committee is responsible for recommending director nominees, Board of Director committee members and non-management directors' compensation to the Board of Directors. The Nominating Committee does not have a procedure whereby it will consider nominees recommended by security-holders. The Nominating Committee did not meet during fiscal 1995.

Compensation of Directors

     Directors who are not full-time employees of the Company receive a fee of $1,500 for each Board meeting and an additional $500 for each committee meeting attended. Directors are also entitled to receive reimbursement for traveling costs and other out-of-pocket expenses incurred in attending Board meetings. Directors who are not also employees of the Company are eligible to participate in the Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1994 Non-Qualified Stock Option Plan"). Non-employee directors are automatically granted options to purchase 6,000 shares of Class A Common Stock pursuant to the 1994 Non-Qualified Stock Option Plan upon becoming a director, and options to purchase 1,000 additional shares in each year thereafter based upon the formula provisions of such Plan.

Indemnification Agreements

     The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Massachusetts law with respect to indemnification of directors.

     The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual's involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company.

Security Ownership

     The following table sets forth certain information as of June 1, 1996 with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock by each nominee for director, each named executive officer in the Summary Compensation Table under "Executive Compensation" below, all directors and executive officers as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Class A Common Stock or Class B Common Stock. This information is based upon information received from or on behalf of the named individuals.


Class A Common Stock
Name and                                                   Shares
Address of                                               Beneficially    Percent
Beneficial Owner(1)                                         Owned       of Class
- -------------------                                         -----       ---------

Stanley D. Black(2)(3).........................            3,682,588       37.39%
Emilia F. Black(2)(4)..........................            1,993,079       24.43%
Karl P. Sniady.................................                -0-          --
Ronald L. Franklin (7).........................               38,304        *
Norman W. Zagorsky (5)(7)......................               41,254        *
John A. McGregor (7)...........................               11,387        *
Richard A. Mandell.............................                 -0-         --
Merrill Zenner (6).............................              120,000        1.92%
All directors and executive officers as a group (11
 persons)                                                  3,915,348       39.32%




Class B Common Stock
Name and                                                   Shares
Address of                                               Beneficially    Percent
Beneficial Owner(1)                                         Owned       of Class
- -------------------                                         -----       ---------

Stanley D. Black(3)............................            2,396,059       75.02%
Emilia F. Black(4).............................            1,269,719       39.75%
All directors and executive  officers as a group (11       2,396,059       75.02%
 persons)


- ---------------
* Less than 1% of the outstanding Class A Common Stock.

(1) The persons listed in the tables own of record the shares of Class A Common Stock and Class B Common Stock listed opposite their respective names, and have sole voting and investment power with respect to such shares of Common Stock, unless otherwise indicated. The mailing address of Stanley D. Black and Emilia F. Black is c/o Trend-Lines, Inc., 135 American Legion Highway, Revere, Massachusetts 02151.
(2) Includes shares of Class B Common Stock which are convertible at any time into Class A Common Stock on a share-for-share basis.
(3) All such shares are held of record by various trusts created by Mr. Black and/or his spouse, Emilia F. Black. Mr. Black shares voting and investment control with Mrs. Black with respect to 88,500 shares of Class A Common Stock. Mr. Black has sole voting and investment power with respect to 2,178,284 of the 2,396,059 shares of Class B Common Stock deemed beneficially owned by him. Mr. Black does not currently have voting or investment power with respect to the remaining 217,775 shares of Class B Common Stock deemed beneficially owned by him, but has the right, in his capacity as a settlor of a certain trust, to acquire such 217,775 shares. Except for these 217,775 shares, Mr. Black disclaims beneficial ownership of all shares listed as beneficially owned by Mrs. Black. Of the aggregate 2,396,059 shares of Class B Common Stock deemed beneficially owned by Mr. Black, 471,835 shares are also deemed beneficially owned by Mrs. Black. As a result of the Class B Common Stock having ten votes per share, as of June 1, 1996, Mr. Black beneficially owned shares representing approximately 63% of the combined voting power of the outstanding Common Stock.
(4) All such shares are held of record by various trusts created by Mr. Black and/or his spouse, Emilia F. Black. Mrs. Black shares voting and investment control with Mr. Black with respect to 88,500 shares of Class A Common

        Stock. Emilia F. Black has sole voting and investment power with respect to 1,015,659 of the 1,269,719 shares of Class B Common Stock deemed beneficially owned by her. Mrs. Black does not currently have voting or investment power with respect to the remaining 254,060 shares of Class B Common Stock deemed beneficially owned by her, but has the right, in her capacity as a settlor of certain trusts, to acquire such shares. Except for these 254,060 shares, Mrs. Black disclaims beneficial ownership of all shares listed as beneficially owned by Mr. Black. Of the aggregate 1,269,719 shares of Class B Common Stock deemed beneficially owned by Mrs. Black, 471,835 shares are also deemed beneficially owned by Black. As a result of the Class B Common Stock having 10 votes per share, as of June 1, 1996, Mrs. Black beneficially owned shares representing approximately 33% of the combined voting power of the outstanding Common Stock. (5) Includes 2,050 shares of Class A Common Stock owned by Mr. Zagorsky's spouse as to which Mr. Zagorsky disclaims beneficial ownership. (6) All such shares are held of record by two trusts created by Mr. Zenner and/or his spouse. Mr. Zenner is a beneficiary and trustee and shares investment control with respect to 63,750 shares held by the first trust. Mr. Zenner shares investment control with respect to 56,250 shares held by the second trust. (7) Includes the following shares subject to currently exercisable options: Mr. Franklin --38,304 shares; Mr. Zagorsky -- 39,204 shares; Mr. McGregor --11,387 shares; all other executive officers as a group -- 21,815 shares.

Executive Compensation

     The following Summary Compensation Table sets forth the compensation of the Company's executive officers as to those fiscal years during which such person's annual salary and bonus equaled or exceeded $100,000 for services in all capacities to the Company.

                           Summary Compensation Table
                           --------------------------


                               Annual Compensation

                               Fiscal      Salary ($)  Bonus    Long Term     All Other
                               Year Ended              ($)      Compensation  Compensation
                                                                Awards;       ($)(1)
                                                                Securities
                                                                Underlying
                                                                Options

Stanley D. Black               3/02/96     311,251        0          0        9,338
Chairman of the Board,         2/28/95     290,000        0          0        8,746
President and Chief
Executive Officer

Karl  P.  Sniady,   Executive  3/02/96     92,500(2)      0     45,000             0
Vice  President,  Finance and
Operations,  Chief  Financial
Officer

Ronald L. Franklin             3/02/96     104,515        0          0        3,135
Vice President, Finance        2/28/95     100,000        0     44,100        3,166

Norman W. Zagorsky             3/02/96     104,515        0          0        3,135
Vice President                 2/28/95     100,000        0     44,100        3,166
Trend-Lines Merchandising

John A. McGregor               3/02/96     103,004        0          0        3,090
Vice President,                2/28/95     100,000        0     22,050        2,992
Golf Day Merchandising

- -----------------------------------------
(1) These amounts represent contributions by the Company to the Company's 401(k) Plan for the benefit of the named executive officers.

(2) Mr. Sniady's annual salary is $130,000. Mr. Sniady was employed by the Company for only a portion of fiscal 1995.

Mr. Black has not been granted any options to purchase the Company's securities under the Company's stock option plans.

Stock Option Plans

     The following two tables set forth certain information with respect to (i) the number of options granted to named executive officers in the fiscal year ended March 2, 1996 and (ii) the aggregate number and value of options exercised and exercisable by the named executive officers during such fiscal year.

                       OPTIONS GRANTED IN LAST FISCAL YEAR


                                                                                   Potential
                                                                                  Realizable
                                                                               Value at Assumed
                           Number of     Percent of                             Annual Rates of
                           Securities  Total Options  Exercise                  Stock Price
                           Underlying    Granted to   or Base                 Appreciation For
                            Options    Employees in    Price     Expiration     Option Term(1)
  Name and Principal        Granted     Fiscal Year   $/Share        Date      5%($)    10%($)
  -------------------       -------     ------------  --------      -----      -----    ------
        Position
        --------
Stanley D. Black
Chairman of the Board,
President and Chief
Executive Officer              0           -            -           -           -           -

Karl P. Sniady,               45,000         29.7%        9.58     6/19/03   205,807.50  493,047.00
Executive Vice President,
Finance and Operations
and Chief Financial
Officer

Ronald L. Franklin
Vice President, Finance        0           -            -           -           -           -

Norman W. Zagorsky
Vice President,
Trend-Lines Merchandising      0           -            -           -           -           -

John A. McGregor
Vice President,
Golf Day Merchandising         0           -            -           -           -           -


(1) Amounts reported in this column represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the time of such exercise and the future performance of the Company's Common Stock.

                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FISCAL YEAR END OPTION VALUE





                                                     Number of Shares of
                                                        Common Stock                    Value of
                                                         Underlying                   Unexercised
                               Shares                Unexercised Options              In the Money
                              Acquired      Value          at 3/2/96               Option at 3/2/96(1)
Name and Principal Position  on Exercise   Realized  Exercisable/Unexercisable  Exercisable/Unexercisable
- ---------------------------  -----------   --------  -------------------------  -------------------------
Stanley D. Black
Chairman of the Board,
President
and Chief Executive Officer       0         $0               0                      $0/$0

Karl Sniady, Executive Vice
President, Finance and
Operations and Chief
Financial Officer                 0          0            0/45,000                   0/0

Ronald L. Franklin
Vice President, Finance          900        9,576      38,304/78,395            53,933/111,958

Norman W. Zagorsky
Vice President,
Trend-Lines Merchandising         0          0         39,204/78,395            55,990/111,958

John A. McGregor
Vice President,
Golf Day Merchandising          6,143      45,028      11,387/53,764            19,722/78,766

- -----------------------------------------
(1) Based upon the closing price of the Company's Common Stock on March 2, 1996 on the Nasdaq Stock Market of $4.125 per share less the respective option exercise price.


Compensation Committee Interlocks and Insider Participation

     As described above, until July 19, 1995, the Board of Directors had a separate Compensation Committee and Stock Option Committee. On July 19, 1995, the Compensation Committee and the Stock Option Committee were combined into a single Compensation and Stock Option Committee. The Compensation and Stock Option Committee is responsible for reviewing existing and proposed employment arrangements and management compensation standards and practices, and for making recommendations to the Board of Directors with respect to all forms of remuneration to any officer or director of the Company, including determinations with respect to all matters pertaining to the grant of stock options under the Company's stock option plans. No member of the Compensation and Stock Option Committee is eligible to receive options under the Employee Plan. The Compensation and Stock Option Committee currently consists of Messrs. Black and Zenner. Except for Mr. Black, no member of the

Compensation and Stock Option Committee is a former or current officer or employee of the Company.

Compensation and Stock Option Committee Report

     The primary objectives of the Compensation and Stock Option Committee in developing executive compensation policies are to attract, motivate and retain superior talent to enable the Company to achieve its business objectives and to align the financial interests of its executive officers with the stockholders of the Company.

     The compensation of executive officers consists primarily of base compensation, the grant of options under the Employee Plan and participation in benefit plans generally available to employees. In setting compensation, the Compensation and Stock Option Committee strives to maintain base compensation for the Company's executive officers at levels which the Committee believes are competitive with the compensation of comparable executive officers in similarly situated companies, while relying upon stock options or, in the case of Mr. Black, the Chief Executive Officer, his stock ownership, to provide significant performance incentives.

     Each of the executive officers, other than Mr. Black, and all employees are eligible to receive grants of options under the Employee Plan. The Employee Plan is used to align a portion of the officer's compensation with the stockholders' interests and the long term success of the Company. In determining the number of options to be granted to each executive officer, the Compensation and Stock Option Committee reviews recommendations provided by Mr. Black and makes a subjective determination regarding those recommendations based upon the following criteria: (i) the individual performance and position of responsibility of the executive officer, (ii) the number of options held by the executive officer, and (iii) the financial performance of the Company. No particular weight is given to any of these factors, rather each executive officer's total compensation package in light of these factors is reviewed as a whole.

     In fiscal 1995, Mr. Black, the Company's President and Chief Executive Officer, received a base salary of $311,251. The Board has not conducted any surveys of salaries of chief executive officers, but based upon its experience, believes that this compensation is comparable to the compensation of chief executive officers of comparable companies.

     Compensation and Stock Option Committee

     Stanley D. Black
     Merrill Zenner

Performance Graph

     The following graph compares the cumulative total shareholder return on the Company's Class A Common Stock with the cumulative total return on the Nasdaq Stock Market Index (Broad Market Index) and a self-constructed peer group index, from June 23, 1994 through March 1, 1996, the last trading day of fiscal 1995. The cumulative total shareholder return is based on $100 invested in Class A Common Stock of the Company and in the respective indices on June 23, 1994, including reinvestment of dividends. The stock price performance shown in the Performance Graph is not necessarily indicative of future stock price performance.

[Graphic representation of line chart]

                Comparison of Five-Year Cumulative Total Returns
                             Performance Report for
                               Trend Lines, Inc.

Prepared by the Center for Research in Security Prices
Produced on 05/23/96 including data to 03/01/96

       Date           Company Index     Market Index       Peer Index

       03/01/91                          63.206             35.590
       04/02/91                          68.165             40.119
       05/02/91                          68.189             42.775
       05/31/91                          70.381             47.185
       07/02/91                          66.489             49.201
       08/02/91                          70.480             50.182
       08/30/91                          73.488             55.908
       10/02/91                          73.611             56.904
       11/01/91                          75.900             56.249
       12/02/91                          74.681             60.776
       01/02/92                          82.682             67.952
       01/31/92                          87.469             64.147
       03/02/92                          89.741             66.073
       04/02/92                          83.827             64.096
       05/01/92                          81.507             63.263
       06/02/92                          83.149             70.780
       07/02/92                          79.339             69.924
       07/31/92                          82.200             76.458
       09/02/92                          80.899             79.654
       10/02/92                          81.004             80.132
       11/02/92                          86.249             87.180
       12/02/92                          92.788             92.467
       12/31/92                          96.175            101.149
       02/02/93                         100.156            100.882
       03/02/93                          96.274             97.288
       04/02/93                          95.045             94.270
       04/30/93                          93.801             88.804
       06/02/93                         100.214             98.143
       07/02/93                          99.909             94.212
       08/02/93                         100.360             96.553
       09/02/93                         105.857             91.459
       10/01/93                         108.215             90.603
       11/02/93                         111.505             95.212
       12/02/93                         109.037            100.213
       12/31/93                         110.359             94.573
       02/02/94                         113.489             93.419
       03/02/94                         111.295             98.813
       03/31/94                         105.732             97.750
       05/02/94                         105.340            102.909
       06/02/94                         105.336            106.188
       06/23/94       100.000           100.000            100.000
       07/01/94       100.952           100.871            100.301
       08/02/94        87.619           103.327             97.321
       09/02/94        98.095           108.467            105.223
       09/30/94       105.714           109.128            102.992
       11/02/94       102.857           110.473            109.853
       12/02/94        92.381           106.851            108.446
       12/30/94       104.762           107.918            105.093
       02/02/95       108.571           109.714            109.636
       03/02/95        95.238           114.226            101.274
       03/31/95       100.000           117.652            101.231
       05/02/95        98.095           120.911             90.992
       06/02/95       105.714           125.638             91.477
       06/30/95       114.268           134.612             91.289
       08/02/95       144.762           141.834            100.661
       09/01/95       160.952           147.262             91.386
       10/02/95       151.429           148.462             88.393
       11/02/95       138.572           153.194             89.441
       12/01/95       131.429           152.873             95.678
       01/02/96       111.429           153.546            102.884
       02/02/96        44.286           154.946             97.507
       03/01/96        47.143           157.058             96.360



                                         June 23, 1994                   March 1, 1996
                                         -------------                   -------------

Trend-Lines, Inc.                           100.000                          47.143
Peer Group                                  100.000                          96.360
Broad Market                                100.000                         157.058


- -------------------------
* The Peer Group Index is comprised of the following retail companies: BMC West Corp. (BMCW), Brookstone, Inc. (BKST), CML Group, Inc. (CML), Eagle Hardware and Garden, Inc. (EAGL), Hechinger Co., Class A and B (HECH), Home Depot, Inc. (HD), Lowes Companies, Inc. (LOW), Michaels Stores, Inc. (MIKE), Spiegel, Inc., Class A (SPGL A A), and Williams Sonoma, Inc. (WSGC). Each of these companies is publicly traded. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

Certain Relationships And Related Transactions

     Stanley D. Black, President and Chief Executive Officer of the Company, through a certain trust (the "Trust") of which he is a trustee and beneficiary, leases to the Company approximately 51,000 square feet of office and warehouse space in Chelsea, Massachusetts. The facility served as the former headquarters and central warehouse facility for the Company before it moved to its current headquarters in Revere, Massachusetts. The lease, as amended, expires in 2005 and provides for annual base rent in the amount of approximately $296,000, payable in advance in monthly installments of $24,600 (approximately $5.80 per square foot). Under the lease, the Company must pay to the Trust, in addition to base rent, an amount equal to any increase in the interest rate on the Trust's first mortgage on the property and must pay to the Trust or third parties, as appropriate, all utilities, insurance, real estate taxes, maintenance and operating costs incurred in maintaining, operating, insuring, and repairing the leased premises. Pursuant to the lease, the Company paid the Trust $350,000, $350,000 and $390,000 in fiscal 1995, 1994 and 1993, respectively. The lease provides for annual escalation of the base rent, equal on a percentage basis to the increase in the Consumer Price Index, but in no event more than 5% per year, and provides the Company with an option to purchase the leased premises on or prior to December 31, 1997 at a purchase price of $2.2 million. The Company is seeking to sublet the 51,000 square feet leased to it by the Trust.

     In connection with the Company's acquisition of the Golf Day catalog in 1989, Mr. Black made certain loans to the Company, which were repaid in May 1994.

                                 PROPOSAL NO. 2
                       AMENDMENT TO THE RESTATED ARTICLES
               OF ORGANIZATION TO ELIMINATE CERTAIN SUPERMAJORITY
                                VOTING PROVISIONS

     The Board of Directors has unanimously approved and hereby recommends to the Company's stockholders that they approve Proposal No. 2 to amend Articles 4 and 6 of the Company's Restated Articles of Organization (the "Restated Articles") in several respects to eliminate certain supermajority voting provisions presently in the Restated Articles and to add a provision to the Restated Articles providing that certain laws requiring a supermajority vote will not apply to the Company, all so as to permit approval of most actions by holders of a simple majority of the outstanding voting power of the capital stock.

Background

     Under Massachusetts law, most amendments to the articles of organization of a corporation, other than those simply changing the number of authorized shares or their par value, and all mergers and sales of substantially all of the assets of a corporation require the affirmative vote of at least two-thirds of each class of stock outstanding and entitled to vote thereon or, if the articles of organization of the corporation so provide, a greater or lesser proportion, but not less than a majority of the outstanding shares of each class. The Company's Restated Articles presently provide for a two-thirds voting requirement in order to approve those actions. In addition, Chapter 110F of the Massachusetts General Laws requires a two-thirds stockholder vote for certain "business combinations" with "interested stockholders," unless a corporation elects to have that chapter not apply to it. To date, the Company has made no such election. Further, the Restated Articles include a provision on business combinations with interested parties generally similar, but not identical to the statutory provisions of Chapter 110F.

     It is the desire of the Board of Directors to reduce these various "supermajority" voting requirements to a majority in most cases. Accordingly, the Board of Directors recommends amendment of the Restated Articles to (i) amend Article 4, Paragraph A to consolidate the provisions on the vote required to change Article 4 and provide for a majority vote in most cases, (ii) delete the provisions of Article 6, Paragraphs A and G requiring the affirmative vote of two-thirds of the combined voting power to amend the By-Laws or to amend Paragraph G on consideration of the interests of other "stakeholders" in business combinations, (iii) delete
Article 6, Paragraph F on business combinations (and the related definitions in Article 4, Paragraph H) and insert in lieu thereof a provision that Chapter 110F shall not apply to the Company and (iv) correct minor errors in cross-references presently in the Restated Articles. Set forth as Exhibit A to this Proxy Statement are Articles 4 and 6 as proposed to be amended, marked to indicate the language to be added and deleted.

     The Board of Directors believes the proposed amendments will facilitate more efficient corporate governance, as approval of certain matters will be possible by stockholders holding fewer shares than currently is the case. As a result, holders of a minority of the voting power will no longer be able to block those actions if they are approved by holders of a majority of the voting power. Conversely, the holders of a simple majority of the voting power, including present management, will have the ability to effect certain transactions that are disadvantageous to holders of a significant minority of the voting power of the Company that previously would have required a higher vote.

     The officers and directors of the Company currently beneficially own 39.32% of the outstanding shares of Class A Common Stock, 75.02% of the outstanding shares of Class B Common Stock and 63% of the total combined voting power of both classes of Common Stock. If Proposal No. 2 is approved, the officers and directors of the Company will have an even greater influence on the approval of certain transactions, which may or may not be in the best interests of non-management stockholders.

     Other than the amendments to the Restated Articles proposed by this Proxy Statement, the Company is not aware of any proposed transaction, including any present attempt to acquire control of the Company, the approval of which is subject to a stockholder vote under the Restated Articles. The future submission by the Company to stockholders on matters requiring the vote of stockholders as provided in the Restated Articles is entirely within the discretion of the Board of Directors.

Changes In Common Stock

     Article 4, Part I of the Restated Articles of the Company sets forth the voting powers, qualifications and other special rights, preferences, limitations and restrictions on the Common Stock of the Company, including provisions relating to the voting rights and powers of the Common Stock. At present, Section A of that Part provides that holders of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by stockholders and holders of Class B Common Stock shall be entitled to ten votes per share of Class B Common Stock on all matters to be voted on by stockholders. It further provides that holders of Class A Common Stock and holders of Class B Common Stock shall vote together as a single class on all matters on which the stockholders may vote, except when class voting is required by applicable law or when the holders of Class B Common Stock are specifically entitled to vote as a separate class as provided for in Section B. Article 4, Part I, Section F(ii)(j) provides that any amendments to Article 4, Part I must be approved by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class.

     The Board of Directors believes that it is in the best interests of the Company to amend Article 4, Part I, Section A by (i) designating the present text as Subparagraph (i), (ii) relocating Article 4, Part I, Section F(ii)(j) to Section A Subparagraph (ii) to make it clear that changes in the rights and preferences of the Class A Common Stock and Class B Common Stock still will require an affirmative vote of two-thirds of the total voting power, and (iii) adding a new Section A Subparagraph (iii) to provide that whenever Massachusetts law provides for a supermajority vote for a proposed action, but permits approval by a vote of a lesser proportion (not less than a majority) if so provided in the articles of organization, the affirmative vote of the holders of only a majority of the voting power of the outstanding shares of such class or classes of stock, voting separately or voting together as a single class, as the case may be, shall be required to approve such proposed action, including without limitation amendments to the Restated Articles of the Company. Article 4 as proposed to be amended is set forth in Exhibit A hereto.

Amendments to Other Lawful Provisions

     Article 6 of the Restated Articles sets forth provisions relating to the conduct and regulation of the business and affairs of the Company, including without limitation provisions on (i) amendments to the By-Laws of the Company (Section A(3)), (ii) approval of certain business combinations (Section F), and
(iii) amendments to the provision on the ability of the Board of Directors to consider the interests of other constituencies besides stockholders in certain transactions (Section G). In each of those situations, the amendment or approval requires the affirmative vote of at least two-thirds of the combined voting power of the outstanding shares of all Voting Stock (defined to mean all of the shares of capital stock then outstanding and entitled to vote generally in the election of directors, voting together as a single class).

     At present, the Company is subject to Chapter 110F of the Massachusetts General Laws. In general, this statute prohibits a Massachusetts corporation with more than 200 stockholders from engaging in a "business combination" with an "interested shareholder" for a period of three years after the date of the transaction in which the person becomes an interested shareholder, unless (i) the interested shareholder obtains the approval of the board of directors prior to becoming an interested shareholder, (ii) the interested shareholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested shareholder, or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested shareholder). An "interested shareholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A "business combination" includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholder. A corporation may at any time elect not to be governed by Chapter 110F, by a vote of a majority of its shareholders, but such an election would not be effective for twelve months and would not apply to a business combination with any person who became an interested shareholder prior to such election. The Company did not elect not to be governed by the provisions of Chapter 110F. In fact, Article 6, Section F of the Restated Articles presently contains a provision generally similar, but not identical to the provisions of Chapter 110F.

     For the reasons stated above, the Board of Directors now believes that it is in the best interests of the Company to (i) amend Article 6, Section A(3) to reduce the vote of stockholders necessary to amend the By-Laws to an affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, (ii) delete Article 6, Section G(e) in its entirety, such that the voting requirement necessary for an amendment to Section G shall be effected in accordance with Article 4, Part I, Section A as amended above, and (iii) delete present Section F in its entirety, delete those definitions in Section H which were only relevant to the present Section F, and insert a new Section F electing not to be governed by Chapter 110F. Article 6 as proposed to be amended is set forth in Exhibit B hereto.

                   The Board of Directors recommends that the
                    stockholders vote "FOR" Proposal No. 2.

                                 PROPOSAL NO. 3

                       AMENDMENT TO THE RESTATED ARTICLES
            OF ORGANIZATION TO PERMIT SHARES OF CLASS B COMMON STOCK SURRENDERED UPON CONVERSION TO BE REISSUED IN CONNECTION
        WITH CERTAIN DIVIDENDS AND OTHER DISTRIBUTIONS OF CAPITAL STOCK

     The Board of Directors unanimously approved, and hereby recommends to the Company's stockholders that they approve, Proposal No. 3 to amend the Company's Restated Articles to provide that shares of Class B Common Stock surrendered upon conversion into Class A Common Stock be restored to the status of authorized but unissued shares, available to be reissued in connection with certain dividends and other distributions of capital stock.

     Article 4, Part I, Section D of the Restated Articles presently provides that if a dividend or distribution is made on the Class A Common Stock payable in shares of Class A Common Stock, then the Company shall also make a simultaneous dividend or distribution of equal amount on the Class B Common Stock payable in shares of Class B Common Stock. In August 1995, the Company declared a three-for-two stock split in the form of a stock dividend of one share of Class A Common Stock for each two shares of Class A Common Stock outstanding. The record date for the stock split was August 24, 1995 and the dividend was paid on September 1, 1995. At the time of the dividend to holders of Class A Common Stock, with the consent of the holders of the Class B Common Stock, the Company suspended the corresponding dividend of Class B Common Stock because there was not a sufficient number of authorized but unissued shares of Class B Common Stock to effect a three-for-two stock split. Prior to the Class A Common Stock dividend, each share of Class B Common Stock had been convertible into one share of Class A Common Stock. As a result of the payment of the Class A Common Stock dividend without a corresponding Class B Common Stock dividend, the conversion ratio of the Class B Common Stock was adjusted proportionately, such that each share of Class B Common Stock became convertible into 1.5 shares of Class A Common Stock. The suspension of the dividend to holders of Class B Common Stock, and the corresponding adjustment to the conversion ratio was agreed to by the holders of the Class B Common Stock with the understanding that the Company, at the next succeeding annual meeting of stockholders, would seek to make available additional shares of Class B Common Stock so that the suspended dividend to holders of Class B Common Stock could be paid.

     Article 4, Part I, Section F(ii)(f) of the Restated Articles currently provides that shares of Class B Common Stock which shall have been converted, purchased or otherwise reacquired by the Company shall be retired and canceled, and shall no longer be available for issuance. The Board of Directors recommends that Section F(ii)(f) of the Restated Articles be amended so that such shares be restored to the status of authorized but unissued shares, available for reissue in connection with dividends and other distributions of Class B Common Stock payable with respect to Class B Common Stock in accordance with the provisions of Article 4, Part I, Section D referenced above, including without limitation the payment of the suspended 1995 dividend. After giving effect to the dividend, each share of Class B Common Stock would once again be convertible into one share of Class A Common Stock.

     As of June 5, 1996, of the 5,000,000 authorized shares of Class B Common Stock, 3,193,943 shares were issued and outstanding and 1,216,057 shares of Class B Common Stock had been retired upon conversion into Class A Common Stock. Thus, under the existing Restated Articles, only 590,000 shares of Class B Common Stock are available for issuance. Approval of Proposal No. 3 would make available for dividends or distributions a total of

1,806,057 shares of Class B Common Stock, and allow the holders of Class B Common Stock to receive the previously suspended dividend.

     As of June 5, 1996, there were 6,252,965 shares of Class A Common Stock and 3,193,943 shares of Class B Common Stock issued and outstanding. If Proposal No. 3 is adopted, upon payment of the suspended dividend to holders of Class B Common Stock, and assuming no further issuances of Class A or Class B Common Stock, there will be 6,252,965 shares of Class A Common Stock and 4,790,914 shares of Class B Common Stock issued and outstanding. As a result, the voting power of the Class B Common Stock will increase from 83.63% to 88.46% of the total combined voting power of both classes of Common Stock outstanding. Mr. Stanley Black, the President and Chief Executive Officer of the Company, his spouse and certain entities controlled by Mr. Black own all of the outstanding shares of Class B Common Stock and thus have the ability to elect or remove any or all of the Company's directors and to control substantially all corporate actions and otherwise effectively control the Company.

     The Board of Directors believes that the proposed amendment is in the best interests of the Company and the stockholders. The Board believes that having Class B shares available for issuance will allow the Company greater flexibility in considering potential future stock dividends and splits. Otherwise, the holders of Class B Common Stock would have an incentive to oppose any further stock split or dividend on the Class A Common Stock. However, other than with respect to the aforementioned corresponding dividend on the Class B Common Stock, the Board has no current plans to effect such potential actions. Under Proposal No. 3, Article 4, Part 1, Section D would be amended as set forth in Exhibit A.

             The Board of Directors recommends that the stockholders
                           vote "FOR" Proposal No. 3.


                                  OTHER MATTERS

Voting Procedures


     The votes of stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by the Company. The seven nominees for directors of the Company who receive the greatest number of votes cast by stockholders present in person or represented by proxy at the Meeting and entitled to vote thereon will be elected directors of the Company. The affirmative vote by the holders of two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock (voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common stock ten votes per share) is required to approve Proposals No. 2 and 3. Abstentions (including broker nonvotes) will have no effect on the outcome of the vote for the election of directors. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied, and will have the same effect as a vote against Proposals No. 2 and 3.


Independent Auditors

     The Board of Directors has appointed Arthur Andersen LLP as the independent auditors to audit the Company's consolidated financial statements for the fiscal year ending March 1, 1997. Such firm has served continuously in that capacity since 1988.

     A representative of Arthur Andersen LLP will be at the Meeting and will be available to respond to appropriate questions.

Reporting Under Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Class A Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such Forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended March 2, 1996, except that Emilia F. Black, a beneficial owner of more than 10% of the Company's Class A Common Stock, failed to file a Form 4, Statement of Changes of Beneficial Ownership of Securities, with respect to the sale of 1,000,000 shares of the Company's Class A Common Stock in connection with a public offering. Mrs. Black reported this sale on a Form 5, Annual Statement of Beneficial Ownership of Securities, filed with respect to the fiscal year ended March 2, 1996.

Other Proposed Action

     The Board of Directors knows of no matters which may come before the Meeting other than the election of directors and the proposed amendments to the Restated Articles of Organization set forth in Proposal Nos. 2 and 3 above. However, if any other matters should properly be presented to the Meeting, the persons named as proxies shall have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

Stockholder Proposals

     Proposals which stockholders intend to present at the Company's 1997 Annual Meeting of Stockholders and wish to have included in the Company's proxy materials must be received by the Company no later than February 15, 1997.

Incorporation By Reference

     To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

Annual Report on Form 10-K

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 1996 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to Stanley D. Black, President, Trend-Lines, Inc. at 135 American Legion Highway, Revere, Massachusetts 02151.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                    EXHIBIT A

                                TREND-LINES, INC.

                        RESTATED ARTICLES OF ORGANIZATION

                               CONTINUATION PAGES


                                    ARTICLE 4
                                   ----------

      If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established.

      The classes of capital stock of the Corporation authorized by Article 4 shall have the voting powers, qualifications and relative participating, optional or other special rights and preferences, limitations or restrictions as set forth in this Article 4.

                              PART I - COMMON STOCK
                              ---------------------

A.    General Voting Rights and Powers.


      (i) Subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to the Common Stock, the holders of shares of Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by stockholders, and holders of shares of Class B Common Stock shall be entitled to ten votes per share on all matters to be voted on by stockholders. The holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters on which the stockholders may vote, except when class voting is required by applicable law or when the holders of Class B Common Stock shall be entitled to vote as a separate class in accordance with Section B of this Part I.

      (ii) Notwithstanding anything contained in these Restated Articles of Organization to the contrary, the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be required to amend this Part I, or to adopt any provision inconsistent herewith.

      (iii) Subject to the rights and preferences of the Preferred Stock and any other class of stock ranking senior to Common Stock and subject to Subparagraph
(ii) above, the vote of a majority of the combined voting power of all classes, voting as a single class, or of each class entitled as a matter of law or under these Restated Articles of Organization to vote as a separate class, shall be sufficient to approve any action to (i) amend these Articles of Organization or the By-laws of the Corporation, or (ii) approve any agreement of merger or consolidation of the Corporation with or into another corporation or any sale, lease or exchange of substantially all of the assets of the Corporation, notwithstanding any provision of law or of the Articles of Organization that would otherwise require a greater vote in the absence of this provision.


B. Special Voting Power of Class B Common Stock. In addition to the foregoing voting power and any rights provided by law, so long as any Class B Common Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the voting power of then-outstanding shares of Class B Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class: (i) amend or appeal any provision of, or add any provision to, the Corporation's Restated Articles of Organization or By-Laws if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Class B Common Stock; (ii) authorize or issue any new or existing class or classes or series of capital stock having any voting power superior to or on a parity with any voting power of the Class B Common Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of the capital stock of the Corporation having any voting power superior to or on a parity with the voting power of the Class B Common Stock; and (iii) reclassify any Class A Common Stock into shares having any voting power superior to or on a parity with the voting power of the Class B Common Stock.

C. No Preemptive Rights. Subject to the provisions of Section F of this Part II in respect of Class B Common Stock, no holder of Class A Common Stock or Class B Common Stock shall have any rights, preemptive or other, to subscribe for or to acquire any capital stock of the Corporation solely by reason of the ownership or holding of any such Class A Common Stock or Class B Common Stock.

D. Dividends and Other Distributions. Subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to the Common Stock, the holders of Class A Common Stock and Class B Common Stock shall be entitled to dividends when, as and if declared and paid to the holders of Class A Common Stock and Class B Common Stock; provided that dividends must be paid on both the Class A Common Stock and the Class B Common Stock at any time that dividends are paid on either class. Any dividend so declared and payable in cash, capital stock of the Corporation (other than Class A Common Stock or Class B Common Stock) or other property shall be paid equally, share for share, on the Class A Common Stock and the Class B Common Stock. Dividends and distributions payable in shares of Class A Common Stock may be paid only on shares of Class A Common Stock and dividends and distributions payable in shares of Class B Common Stock may be paid only on shares of Class B Common Stock. If a dividend or distribution payable in Class A Common Stock is made on the Class A Common Stock, the Corporation shall also make a simultaneous dividend or distribution on the Class B Common Stock. If a dividend or distribution payable in Class B Common Stock is made on the Class B Common Stock, the Corporation shall also make a simultaneous dividend or distribution on the Class A Common Stock. Pursuant to any such dividend or distribution, each share of Class A Common Stock will receive a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock and each share of Class B Common Stock will receive a number of Class B Common Stock equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock.

E. Liquidation Rights. In the event of the liquidation, dissolution or winding up of the Corporation and subject to the rights and preferences of the holders of the Preferred Stock and any other class of stock ranking senior to or on a parity with the Common Stock, the holders of the shares of Class A Common Stock and Class B Common Stock shall be entitled to share ratably, share for share, in all assets remaining after payment of all debts and other liabilities of the Corporation available for distribution.

F.    Conversion of Class B Common Stock.

      (i) Each share of Class B Common Stock may be converted, at the option of the holder, at any time into one fully-paid and non-assessable share of Class A Common Stock in the manner and subject to adjustment as set forth in Subparagraph (ii) of this Section F.

      (ii) The Class B Common Stock shall be converted into Class A Common Stock in the following manner:

             (a) A holder of Class B Common Stock shall give written notice to the Corporation by mail of its desire to convert all or a portion of the shares of Class B Common Stock owned by such holder. Such notice shall be accompanied by certificates, duly endorsed for conversion, evidencing the number of shares of Class B Common Stock such holder desires to convert. The Corporation will, as soon as practicable thereafter, deliver to such holder or to such holder's nominee or nominees, a certificate or certificates for the appropriate number of shares of Class A Common Stock, a certificate representing the balance, if any, of the shares of Class B Common Stock tendered by the surrendered certificate or certificates but not converted to Class A Common Stock.

             (b) If, prior to the date on which all shares of Class B Common Stock are converted, the Corporation shall (1) pay a dividend in shares of Class A Common Stock or make a distribution in shares of Class A Common Stock, (2) subdivide its outstanding Class A Common Stock, (3) combine its outstanding Class A Common Stock into a smaller number of shares of Class A Common Stock or (4) issue by reclassification of its Class A Common Stock other securities of the Corporation, the right to convert shall thereupon be adjusted, or, if necessary, amended, such that the number of shares of Class A Common Stock receivable upon conversion of the shares of Class B Common Stock immediately prior thereto shall be adjusted so that the holder shall be entitled to receive, upon the conversion of such shares of Class B Common Stock, the kind and number of shares of Class A Common Stock or other securities of the Corporation which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Class B Common Stock been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subparagraph (b) shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event. Except as provided in this subparagraph (c), no adjustment with respect to any ordinary dividends (made out of current earnings) on shares of Class A Common Stock shall be made.

             (c) If, prior to the date on which the shares of Class B Common Stock are converted, the Corporation shall (1) reorganize, reclassify or otherwise change the number of outstanding shares of Class A Common Stock,
      (2) consolidate with or merge with or into another "Person" (as defined in Section H of Article 6 hereof) resulting in a reclassification, conversion, exchange or cancellation of outstanding shares of Class A Common Stock, (3) sell or otherwise transfer all or substantially all of the assets of the Corporation, then a holder of Class B Common Stock shall thereafter have the right to convert such shares of Class B Common Stock into the kind and amount of stock, securities or assets, if any, such holder would have been entitled to receive upon such reorganization, reclassification, consolidation, merger, sale or transfer had such holder converted its shares of Class B Common Stock into Class A Common Stock immediately prior to such transaction.

             (d) If a holder of Class B Common Stock has delivered notice to the Corporation of its desire to convert all or a portion of its shares of Class B Common Stock and certificates, duly endorsed for conversion in respect of such shares, then all shares of Class B Common Stock so tendered to the Corporation shall be deemed to be no longer outstanding and, notwithstanding the failure of the Corporation to issue the Class A Common Stock, such holder shall be deemed, for all purposes, to be a holder of the number of shares of Class A Common Stock into which the shares of Class B Common Stock were converted and such holder is entitled to receive pursuant to the terms of this Section F in each case as of the close of business on the date on which such conversion notice is delivered.

             (e) The Corporation shall not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Section F by the Corporation but shall at all times in good faith assist in the carrying out of all the provisions of this Section F. The Corporation shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock the full number of shares of Class A Common Stock deliverable upon the conversion of all the then outstanding shares of Class B Common Stock and shall take all such action and obtain all such permits or orders as may be necessary to enable the Corporation to validly and legally issue fully paid and non-assessable shares of Class A Common Stock upon the conversion of Class B Common Stock. The Corporation shall obtain prior to or concurrently with the first issuance of the Class B Common Stock, and shall use its best efforts to maintain for as long as any shares of Class B Common Stock shall be outstanding, the authorization for the listing of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock on the Nasdaq Stock Market National Market and on any national securities exchange on which the Class A Common Stock is listed for trading, as applicable. The Corporation shall pay any and all transfer, stamp and other like taxes that may be payable in respect of the issuance or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock.


             (f) Shares of Class B Common Stock which shall have been converted, purchased or otherwise reacquired by the Corporation shall be restored to the status of authorized but unissued shares and shall be available for reissuance in the circumstances permitted by Part I, Section D, or to remedy any prior deficient dividend thereunder.


             (g) In the event of a "Transfer Event" (as defined in paragraph (h) of this Section F(ii)) in respect of any share of Class B Common Stock, such share shall be automatically converted into one share of Class A Common Stock as at the time of the Transfer Event in the same manner and subject to the same adjustments as set forth in paragraphs (a) through
      (f), inclusive, of this Section F(ii) as if written notice thereof had been given to the Corporation thereunder.

             (h) For purposes of this Section F, (1) a "Transfer Event" in respect of a specific holder includes or shall be deemed to have occurred upon (i) any sale, assignment, transfer, pledge or other disposition, including by gift, devise, intestacy, operation of law or otherwise, of any of the shares of the Class B Common Stock by such holder other than to Stanley D. Black or Emilia F. Black or to a "Controlled Person" (as defined below) of either of them, (ii) the holder of Class B Common Stock voluntarily files a petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver, or makes an assignment for the benefit of creditors, (iii) the holder of Class B Common Stock is subject involuntarily to such a petition or assignment or any creditor or other Person obtains an attachment or other legal or equitable interest in any shares of the Class B Common Stock of such holder, and such involuntary petition, assignment or attachment is not discharged within 90 days after creation, or (iv) if the holder of Class B Common Stock is required to transfer any such shares by reason of a judgment, court order or decree from which no appeal may be taken or by operation of law; (2) "Person" shall have the meaning set forth in Section H of Article 6 hereof; (3) a "Controlled Person" shall mean with respect to a specified holder any Person which is, directly or indirectly, controlled by or under direct or indirect common control with such specified holder. For the purpose of this definition, "Control" when used with respect to any Person means the sole or shared power to vote, or to direct the voting of, and/or the sole or shared power to dispose of, or to direct the disposition of, shares of Class B Common Stock, directly or indirectly, through ownership, proxy, or any contract, arrangement, understanding, relationship, or otherwise; and the term "controlled" shall have meanings correlative to the foregoing.

             (i) Determinations with respect to Transfer Events described in subparagraph (h) of this Section F(ii) shall be made by majority vote of the entire Board of Directors of the Corporation.

                            PART II - PREFERRED STOCK


      (i) The 1,000,000 shares of Preferred Stock (the "Preferred Stock") may consist of one or more series. The Board of Directors is hereby empowered to establish and designate, from time to time, the different series for the shares of Preferred Stock and the variations in the relative rights and preferences as between the different series as provided in paragraph
      (ii) below. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.


      (ii) Subject to the provisions of this Article 4, the Board of Directors is authorized to establish one or more series of Preferred Stock and, to the extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts, to fix and determine the preferences, voting powers, qualifications and special or relative rights or privileges of each series including, but not limited to:

             (a) the number of shares to constitute such series and the distinctive designation of such series;

             (b) the dividend rate on the shares of such series and preferences, if any, and the special and relative rights of such shares of such series as to dividend;

             (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the price, terms and manner of redemption;

             (d) the preferences, if any, and the special and relative rights of the shares of such series upon liquidation of the Corporation;

             (e) whether or not the shares of such series shall be subject to the operation of a sinking or purchase fund and, if so, the terms and provisions of such fund;

             (f) whether or not the shares of such series shall be convertible into shares of any other class or of any other series of the same or any other class of stock of the Corporation and, if so, the conversion price or ration and other conversion rights;

             (g) the conditions under which the shares of such series shall have separate voting rights or no voting rights; and

             (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now and hereafter by the laws of the Commonwealth of Massachusetts.

                                    ARTICLE 6

      Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the Corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the Corporation, or of its directors or stockholders, or of any class of stockholders:

      A. For the conduct and regulation of the business and affairs of the Corporation, and in further limitation, definition and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

             (1) The business of the Corporation shall be conducted by the officers of the Corporation under the supervision of the Board of Directors.

             (2) The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation. The "entire" Board of Directors means the total number of directors (assuming no vacancies) which the Corporation would have under or pursuant to the By-Laws in effect at the time such number is to be determined. No election of Directors need be by written ballot.


             (3) The By-Laws of the Corporation may provide that the Board of Directors of the Corporation may make, amend or repeal the By-Laws at any time in whole or in part by a majority vote of the "Continuing Directors" (as defined in Section H below), except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. The stockholders may also make, amend or repeal the By-Laws by the affirmative vote of the holders of a majority of the shares of "Voting Stock" (as defined in Section H below) then outstanding. In no event shall any amendment to the By-Laws provide for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (b) of Section 50A of the Massachusetts Business Corporation Law be effective unless the same shall be set forth in an amendment to these Restated Articles of Organization or in a By-Law adopted by the Board of Directors by a majority vote of the entire Board of Directors.


      B. The Corporation may be a general or limited partner in any business enterprise which the Corporation would have power to conduct by itself.

      C. The Corporation may, to the fullest extent permitted by Section 67 of the Massachusetts Business Corporation Law, as same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors of otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      D. From time to time any of the provisions of these Restated Articles of Organization may be amended, altered or repealed, and other provisions authorized by the laws of the

Commonwealth of Massachusetts at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by these Restated Articles of Organization are granted subject to the provisions of this Section D of this
Article 6.


      E. No Director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such Director as a Director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section E of Article 6 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.


      F. The provisions of Chapter 110F of the Massachusetts General Laws shall not apply to the Corporation.

      G. The Board of Directors of the Corporation, when evaluating any offer of another person to (a) purchase or exchange any securities or property for any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration not only to the price or other consideration being offered, but also to all other relevant factors, including without limitation, the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be better served by the continued independence of the Corporation.

      H.     Definitions

      The following definitions shall apply for the purpose of Article 4 and this Article 6:

      (a) "Affiliate" shall have the meaning given such term in Rule 12b-2 under the Exchange Act.

      (b) "Continuing Director" shall mean any member of the Board of Directors who is not an Affiliate of any Related Person and who was a member of the Board of Directors prior to the time that any such Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with any Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors. Notwithstanding the above, a majority of the then existing Continuing Directors can deem a new director to be a Continuing Director, even though such person is Affiliated with a Related Person.

      (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, from time to time.

      (d) "Person" shall mean any individual, firm, partnership, joint venture, joint stock company, trust, business trust, corporation, unincorporated association or other entity of whatsoever nature.

      (e) "Related Person" shall mean any Person (other than the Corporation, any Subsidiary or any individual who was as stockholder of the Corporation on May 1, 1994 which, together with such Person's Affiliates and Associates and with any other Person (other than the Corporation, any Subsidiary or any individually who was a stockholder of the Corporation on May 1, 1994) with which such Person or they have entered into any agreement, arrangements or understanding with respect to acquiring, holding or disposing of Voting Stock, acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, except that such term shall include any Voting Stock which such person has the right to acquire, whether or not such right may be exercised within 60 days), directly or indirectly of more than 5% of the voting power of the outstanding Voting Stock after May 1, 1994.

      (f) "Subsidiary" shall mean any corporation in which a majority of the capital stock entitled to vote generally in the election of directors is owned, directly or indirectly, by the Corporation.

      (g) "Voting Stock" shall mean all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors.

                                  DETACH HERE                               TRE1

PROXY
                               TREND LINES, INC.
                1996 ANNUAL MEETING OF STOCKHOLDERS JULY 17,1996

      The undersigned hereby appoints Stanley D. Black and Ronald L. Franklin, and each of them acting singly, with full power of substitution, proxies to represent the undersigned at the 1996 Annual Meeting of Stockholders of TREND LINES, INC. to be held July 17, 1996 at 11:00 a.m. at the offices of the Company, 135 American Legion Highway, Revere, Massachusetts 02151, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of TREND LINES, INC. standing in the name of the undersigned upon the matters set forth in the Notice of and Proxy Statement for the meeting in accordance with the instructions on the reverse side and upon such other business as may properly come before the meeting.

     THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE ADOPTION OF THE PROPOSED AMENDMENTS TO THE RESTATED ARTICLES OF ORGANIZATION, ALL AS SET FORTH IN THE PROXY STATEMENT.

     PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.

     PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

     Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who would state his or her title.

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

- ------------------------------------     ---------------------------------------

- ------------------------------------     ---------------------------------------

- ------------------------------------     ---------------------------------------

                               TREND LINES, INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of the Company that require your immediate attention and approval. These are discussed in the attached proxy material.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on July 17, 1996.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Trend Lines, Inc.


                                  DETACH HERE

[X] Please mark votes as in this example.

1. Election of Directors
   Nominees: Stanley D. Black, Karl P. Sniady, Ronald L.
Franklin, John A. McGregor, Norman W. Zagorsky, Merrill Zenner and Richard
Mandell
          [ ] FOR [ ] WITHHOLD

[ ]
    -------------------------------------
    For all nominees except as noted above

2. To amend the Restated Articles of Organization to eliminate certain supermajority voting provisions.
          [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. To amend the Restated Articles of Organization to provide that shares of Class B Common Stock converted into shares of Class A Common Stock are restored to the status of authorized but unissued stock, available for reissuance in connection with certain dividends and other distributions of capital stock.
          [ ] FOR [ ] AGAINST [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                        MARK HERE FOR ADDRESS
                                        CHANGE AND NOTE AT LEFT     [  ]

                                        MARK HERE IF YOU PLAN
                                        TO ATTEND THE MEETING       [  ]

                                        MARK HERE FOR COMMENTS
                                        AND NOTE OF REVERSE         [  ]

Please be sure to sign and date this Proxy.


Signature: _________________________________